Exhibit 99.1

Investor Contact:	Don Washington	News Release
Director, Investor Relations and
	Corporate Communications	EnPro Industries
5605 Carnegie Boulevard
Charlotte, North Carolina 28209-4674
Phone:	704-731-1527	Phone: 704-731-1500
Fax: 704-731-1511
Email:	don.washington@enproindustries.com	www.enproindustries.com
EnPro Industries Announces First Quarter 2009 Results
•	First quarter sales declined to $216.4 million, down 24% compared to 2008

•	Net income of $3.2 million, or $0.16 a share, reflects $11.7 million tax benefit

•	Before asbestos related-expenses and other selected items, earnings were $5.8 million, or $0.29 a share

•	Results reflect lower volumes as most of the company’s markets weakened
CHARLOTTE, N.C., April 30, 2009 — EnPro Industries, Inc. (NYSE: NPO) today reported net income of $3.2 million, or $0.16 a share, for the first quarter of 2009 compared with $12.5 million, or $0.58 a share, in the first quarter of 2008. In the first quarter of 2009, the company reported a pre-tax loss of $8.5 million and a tax benefit of $11.7 million. The tax benefit was due primarily to the jurisdictional mix of earnings and losses. The company’s sales decreased by 24% to $216.4 million from $283.1 million in the first quarter of 2008.
Before asbestos-related expenses and other selected items, the company earned $5.8 million, or $0.29 a share, in the first quarter of 2009 compared with $22.3 million, or $1.04 a share, in the first quarter of 2008. A table showing the effect of asbestos-related expenses and other selected items in both periods is included in this release. Per share amounts are expressed on a diluted basis throughout.
The company’s 24% decline in sales compared to the first quarter of 2008 included a 6% reduction due to unfavorable foreign exchange rates and a contribution of 2% from acquisitions.
Earnings before interest, income taxes, depreciation, amortization, asbestos-related expenses and other selected items (EBITDAA) declined to $22.2 million, 54% below the first quarter of 2008, when EBITDAA was $48.5 million. The decline primarily reflects the effects of weaker markets and lower volumes, especially in the company’s Engineered Products segment. As a percentage of sales, these earnings fell to 10.3% from 17.1% a year ago.
“The weaknesses in our markets that we began to encounter in 2008 have continued into 2009,” said Steve Macadam, president and chief executive officer. “Sharp declines in volume in most of our industrial markets have significantly reduced our profitability. As our markets have deteriorated, we have acted quickly to reduce employment levels, freeze salaries, and shorten work weeks, and we have taken other significant steps to lower production costs and reduce spending. We expect to benefit from these steps over the remainder of the year. We are fully focused on meeting the challenges of the current environment and successfully guiding our company through this difficult time.”

Sealing Products Segment
Sales in the Sealing Products segment decreased by 21% compared to the first quarter of 2008. About 5 percentage points of the decline came from the effect of changes in foreign exchange rates. Although sales to certain segments of the power generation and upstream oil and gas markets served by Garlock Sealing Technologies improved slightly, demand from the segment’s other industrial markets and its heavy-duty truck markets declined due to soft conditions and customers who are supplying their needs from existing inventories.

($ Millions)
Quarter Ended	3/31/09	3/31/08
Sales	$97.1	$123.6
EBITDA	$16.9	$24.4
EBITDA Margin	17.4%	19.7%
The segment’s earnings before interest, taxes, depreciation and amortization (EBITDA) decreased by 31% and the EBITDA margin declined by 230 basis points, primarily because of lower volumes across most of the segment’s operations.
Engineered Products Segment
The Engineered Products segment reported a 34% decrease in sales compared to the first quarter of 2008. Contractions in the segment’s markets produced a decline of 30% while the impact of foreign exchange rates reduced sales by 7%. Acquisitions provided a contribution of 3% to the segment’s sales. GGB Bearing Technology recorded the most significant decrease in sales in the segment, reflecting sharp downturns in demand for its products from automotive and industrial markets both in the United States and Europe. Quincy Compressor and Compressor Products International (CPI) also reported lower sales as demand for their products from industrial and energy-related markets declined.

($ Millions)
Quarter Ended	3/31/09	3/31/08
Sales	$88.0	$133.1
EBITDA	$4.0	$26.9
EBITDA Margin	4.5%	20.2%
The segment’s EBITDA fell by 85% and segment EBITDA margins dropped to 4.5%, primarily because GGB experienced a substantial decline in volumes and was not able to fully recover its fixed costs. Lower volumes also led to reduced profits and profit margins at Quincy and CPI.
Engine Products and Services
Sales in the Engine Products and Services segment were 20% higher than in the first quarter of 2008. The segment benefited from increased parts and services sales and from the sale of engines and associated equipment to U.S. Navy shipbuilding programs.

($ Millions)
Quarter Ended	3/31/09	3/31/08
Sales	$31.7	$26.5
EBITDA	$6.5	$4.4
EBITDA Margin	20.5%	16.6%
The segment’s EBITDA improved by 48% and EBITDA margins improved by 390 basis points as Fairbanks Morse Engine benefited from increased volumes, a more profitable mix of business and better pricing.
Cash Flows
The company’s cash balances declined to $56.3 million at March 31, 2009 from $76.3 million at December 31, 2008. Operating activity provided net cash of $0.5 million in the first quarter of 2009, compared with $9.4 million in the first quarter of 2008. Working capital increased by $7.7 million in the first quarter of 2009, down significantly from the $23.3 million increase in the first quarter of 2008 as a result of lower levels of activity in the first quarter of this year.

Capital expenditures in the first quarter of 2009 decreased to $7.3 million from $12.7 in the first quarter of 2008, while spending on acquisitions fell to $5.3 million from $27.2 million.
Goodwill Impairment
The company is currently conducting an evaluation of goodwill to determine if it has been impaired by deterioration in the global economic environment. Preliminary results indicate potential impairments at GGB in the Engineered Products segment and at Plastomer Technologies in the Sealing Products segment. Total goodwill associated with these businesses at March 31, 2009 was $110.2 million. While the exact amount of any potential impairment charge cannot be determined at this time, the charge would be non-cash and would be recorded in the company’s second quarter results.
“The evaluation of goodwill in no way signals a change to our view of these businesses,” Macadam said. “They are fundamentally sound businesses with good positions in their markets, and we believe they will generate strong returns in the long term.”
Outlook
“A weak economy, difficult markets, and short lead times for most of our products limit our view of the future,” said Macadam. “However, in the face of these conditions, we are fortunate to have a strong balance sheet, market-leading businesses, clear priorities and the commitment of our employees to the success of our company.
“We expect current conditions will prevail at least into the second half of the year, impacting our operating performance and financial results,” Macadam said. “We have already taken a number of steps to address the effect of these conditions on our cost structure, and we have contingency plans in place covering additional actions that may be necessary to keep our expenses as low as possible. We fully believe EnPro will emerge from this downturn as a healthy enterprise, prepared to resume our growth.”
Conference Call Information
EnPro will hold a conference call today, April 30, at 10:00 a.m. Eastern Daylight Time to discuss first quarter results. To participate in the call, dial 1-800-851-4704 approximately 10 minutes before the call begins and provide conference id number 95265459. The call will also be webcast at http://www.enproindustries.com.
Forward-Looking Statements
Statements in this release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: the resolution of current and potential future asbestos claims against certain of our subsidiaries which depends on such factors as the possibility of asbestos reform legislation, the financial viability of insurance carriers, the timing of payments of claims and related expenses, the timing of insurance collections, limitations on the amount that may be recovered from insurance carriers, the bankruptcies of other defendants and the results of litigation; general economic conditions in the markets served by our businesses, some of which are cyclical and experience periodic downturns; prices and availability of raw materials; and the amount of any payments required to satisfy contingent liabilities related to discontinued operations of our predecessors, including liabilities for certain products, environmental matters, guaranteed debt, employee benefit obligations and other matters. Our filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2008, describe these and other risks and uncertainties in more detail. We do not undertake to update any forward-looking statement made in this release to reflect any change in management’s expectations or any change in the assumptions or circumstances on which such statements are based.
EnPro Industries, Inc. is a leader in sealing products, metal polymer and filament wound bearings, compressor systems and components, diesel and dual-fuel engines and other engineered products for use in critical applications by industries worldwide. For more information about EnPro, visit the company’s website at http://www.enproindustries.com.

EnPro Industries, Inc.
Consolidated Statements of Operations (Unaudited)
For the Quarters Ended March 31, 2009 and 2008
(Stated in Millions of Dollars, Except Per Share Data)

	2009	2008
		As adjusted (1)

Net sales	$216.4	$283.1
Cost of sales	143.5	179.6

Gross profit	72.9	103.5

Operating expenses:
Selling, general and administrative expenses	62.9	65.5
Asbestos-related expenses	13.6	12.1
Other operating expense	1.9	1.2

Total operating expenses	78.4	78.8

Operating income (loss)	(5.5)	24.7

Interest expense	(3.1)	(3.1)
Interest income	0.1	1.1
Other expense	—	(2.8)

Income (loss) before income taxes	(8.5)	19.9

Income tax benefit (expense)	11.7	(7.4)

Net income	$3.2	$12.5

Basic earnings per share	$0.16	$0.59

Average common shares outstanding (millions)	19.9	21.1

Diluted earnings per share	$0.16	$0.58

Average common shares outstanding (millions)	20.1	21.5

(1)	The 2008 results have been adjusted to reflect the retrospective application of the Financial Accounting Standards Board’s Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” as required in its transition guidance. This footnote applies to all tables contained herein.

EnPro Industries, Inc.
Consolidated Statements of Cash Flows (Unaudited)
For the Quarters Ended March 31, 2009 and 2008
(Stated in Millions of Dollars)

	2009	2008
		As adjusted (1)

Operating activities
Net income	$3.2	$12.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7.9	7.4
Amortization	3.3	3.4
Accretion of debt discount	1.3	1.1
Deferred income taxes	(15.3)	1.4
Stock-based compensation	(0.3)	0.7
Excess tax benefits from stock-based compensation	—	(0.1)
Change in assets and liabilities, net of effects of acquisitions of businesses:
Asbestos liabilities, net of insurance receivables	5.5	4.6
Accounts and notes receivable	6.0	(21.5)
Inventories	(8.7)	(5.3)
Accounts payable	0.1	5.4
Other current assets and liabilities	(5.1)	(1.9)
Other non-current assets and liabilities	2.6	1.7

Net cash provided by operating activities	0.5	9.4

Investing activities
Purchases of property, plant and equipment	(7.3)	(12.7)
Proceeds from liquidation of investments	2.0	0.3
Acquisitions, net of cash acquired	(5.3)	(27.2)
Other	—	0.2

Net cash used in investing activities	(10.6)	(39.4)

Financing activities
Repayments of debt	(9.6)	(0.5)
Common stock repurchases	—	(50.2)
Excess tax benefits from stock-based compensation	—	0.1

Net cash used in financing activities	(9.6)	(50.6)

Effect of exchange rate changes on cash and cash equivalents	(0.3)	0.5

Net decrease in cash and cash equivalents	(20.0)	(80.1)
Cash and cash equivalents at beginning of year	76.3	129.2

Cash and cash equivalents at end of period	$56.3	$49.1

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$0.4	$0.4
Income taxes	$3.6	$6.0
Asbestos-related claims and expenses, net of insurance recoveries	$8.1	$7.5

EnPro Industries, Inc.
Consolidated Balance Sheets (Unaudited)
As of March 31, 2009 and December 31, 2008
(Stated in Millions of Dollars)

	March 31,	December 31,
	2009	2008
		As adjusted (1)

Current assets
Cash and cash equivalents	$56.3	$76.3
Accounts and notes receivable	153.2	157.7
Asbestos insurance receivable	75.0	67.9
Inventories	93.3	84.8
Other current assets	54.4	40.9

Total current assets	432.2	427.6

Property, plant and equipment	203.8	206.1
Goodwill	218.7	218.1
Other intangible assets	100.7	103.4
Asbestos insurance receivable	227.2	239.5
Deferred income taxes	80.6	79.1
Other assets	58.1	60.0

Total assets	$1,321.3	$1,333.8

Current liabilities
Current maturities of long-term debt	$—	$9.6
Accounts payable	66.9	66.4
Asbestos liability	96.4	85.3
Other accrued expenses	82.8	86.4

Total current liabilities	246.1	247.7

Long-term debt	126.1	124.9
Asbestos liability	369.4	380.2
Pension liability	82.2	80.3
Other liabilities	74.7	74.6

Total liabilities	898.5	907.7

Shareholders’ equity
Common stock	0.2	0.2
Additional paid-in capital	399.8	400.2
Retained earnings	47.8	44.6
Accumulated other comprehensive loss	(23.6)	(17.4)
Common stock held in treasury, at cost	(1.4)	(1.5)

Total shareholders’ equity	422.8	426.1

Total liabilities and shareholders’ equity	$1,321.3	$1,333.8

EnPro Industries, Inc.
Segment Information (Unaudited)

For the Quarters Ended March 31, 2009 and 2008
(Stated in Millions of Dollars)
Sales

	2009	2008
		As adjusted (1)

Sealing Products	$97.1	$123.6
Engineered Products	88.0	133.1
Engine Products and Services	31.7	26.5

	216.8	283.2
Less intersegment sales	(0.4)	(0.1)

	$216.4	$283.1

Segment Profit (Loss)

	2009	2008
		As adjusted (1)

Sealing Products	$12.7	$20.6
Engineered Products	(1.9)	21.1
Engine Products and Services	5.5	3.4

	$16.3	$45.1

Segment Margin

	2009	2008
		As adjusted (1)

Sealing Products	13.1%	16.7%
Engineered Products	(2.2)%	15.9%
Engine Products and Services	17.4%	12.8%

	7.5%	15.9%

Reconciliation of Segment Profit to Net Income

	2009	2008
		As adjusted (1)

Segment profit	$16.3	$45.1
Corporate expenses	(7.3)	(7.7)
Asbestos-related expenses	(13.6)	(12.1)
Interest expense, net	(3.0)	(2.0)
Other expense, net	(0.9)	(3.4)

Income (loss) before income taxes	(8.5)	19.9
Income tax benefit (expense)	11.7	(7.4)

Net income	$3.2	$12.5

Segment profit (loss) is total segment revenue reduced by operating expenses and restructuring and other costs identifiable with the segment. Corporate expenses include general corporate administrative costs. Expenses not directly attributable to the segments, corporate expenses, net interest expense, asbestos-related expenses, gains/losses or impairments related to the sale of assets and income taxes are not included in the computation of segment profit. The accounting policies of the reportable segments are the same as those for the Company.
During 2009, the Company modified the methodology for allocating certain corporate expenses that specifically related to the operating segments. For comparability purposes, segment profits in 2008 have been adjusted to be consistent with the new expense allocation used by management to evaluate segment performance.

EnPro Industries, Inc.
Reconciliation of Income Before Asbestos-Related Expenses and Other Selected Items to Net Income (Unaudited)

For the Quarters Ended March 31, 2009 and 2008
(Stated in Millions of Dollars, Except Per Share Data)

	Quarters Ended March 31,
	2009		2008
			As adjusted (1)
	$	Per share	$	Per share
Income before asbestos-related expenses and other selected items	$5.8	$0.29	$22.3	$1.04
Adjustments (net of tax):
Asbestos-related expenses	(8.5)	(0.42)	(7.5)	(0.35)
Restructuring costs	(1.2)	(0.06)	(0.8)	(0.04)
CEO transition costs	(0.6)	(0.03)	—	—
Proxy related expenses	—	—	(1.5)	(0.07)
Tax accrual adjustments	7.7	0.38	—	—

Impact	(2.6)	(0.13)	(9.8)	(0.46)

Net income	$3.2	$0.16	$12.5	$0.58

Management of the Company believes that it would be helpful to the readers of the financial statements to understand the impact of certain selected items on the Company’s reported net income and earnings per share, including items that may recur from time to time. This presentation enables readers to better compare EnPro Industries, Inc. to other diversified industrial manufacturing companies that do not incur significant asbestos-related expenses, the sporadic impact of restructuring activities or other selected items. Management acknowledges that there are many items that impact a company’s reported results and this list is not intended to present all items that may have impacted these results.
The amounts above, which may be considered non-GAAP financial measures, are shown on an after-tax basis and have been calculated by applying a 37.5% assumed effective tax rate to the pre-tax amount. The tax accrual adjustments have already been stated in after-tax amounts. The pre-tax amounts for the asbestos-related expenses are separately presented in the accompanying consolidated statements. The restructuring costs are included as part of other operating expense, the proxy related expenses are included in other (non-operating) expense and the CEO transition costs are included in selling, general and administrative expenses. The tax accrual adjustments are reflected in income tax benefit (expense). Per share amounts were calculated by dividing by the weighted-average shares of common stock outstanding during the periods.

EnPro Industries, Inc.
Reconciliation of EBITDA to Segment Profit (Loss) (Unaudited)

For the Quarters Ended March 31, 2009 and 2008
(Stated in Millions of Dollars)

	Quarter Ended March 31, 2009
			Engine
	Sealing	Engineered	Prods. and	Total
	Products	Products	Services	Segments

Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$16.9	$4.0	$6.5	$27.4

Deduct depreciation and amortization expense	(4.2)	(5.9)	(1.0)	(11.1)

Segment profit (loss)	$12.7	$(1.9)	$5.5	$16.3

EBITDA margin	17.4%	4.5%	20.5%	12.7%

	Quarter Ended March 31, 2008
	As adjusted (1)
			Engine
	Sealing	Engineered	Prods. and	Total
	Products	Products	Services	Segments

Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$24.4	$26.9	$4.4	$55.7

Deduct depreciation and amortization expense	(3.8)	(5.8)	(1.0)	(10.6)

Segment profit	$20.6	$21.1	$3.4	$45.1

EBITDA margin	19.7%	20.2%	16.6%	19.7%

For a reconciliation of segment profit (loss) to net income, please refer to the Segment Information (Unaudited) schedule.

EnPro Industries, Inc.
Reconciliation of EBITDAA to Net Income (Unaudited)

For the Quarters Ended March 31, 2009 and 2008
(Stated in Millions of Dollars)

	2009	2008
		As adjusted (1)

Earnings before interest, income taxes, depreciation, amortization, asbestos-related expenses and other selected items (EBITDAA)	$22.2	$48.5
Adjustments:
Interest expense, net	(3.0)	(2.0)
Income tax benefit (expense)	11.7	(7.4)
Depreciation and amortization expense	(11.2)	(10.9)
Asbestos-related expenses	(13.6)	(12.1)
Restructuring costs	(1.9)	(1.2)
Proxy related expenses	—	(2.4)
CEO transition costs	(1.0)	—

Impact	(19.0)	(36.0)

Net income	$3.2	$12.5